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                                  SAVINGS BANKS
                                    EMPLOYEES
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                              Defined Contribution
                               Basic Plan Document











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                               BASIC PLAN DOCUMENT

                              DEFINED CONTRIBUTION


                                    ARTICLE I

                                   DEFINITIONS
1.1  Account ...............................................................  1
1.2  Age ...................................................................  1
1.3  Allocation Date .......................................................  1
1.4  Annuity Starting Date .................................................  1
1.5  Beneficiary ...........................................................  1
1.6  Compensation ..........................................................  1
1.7  Construction of Contract ..............................................  2
1.8  Current Value .........................................................  2
1.9  Death Benefit .........................................................  3
1.10 Disabled ..............................................................  3
1.11 Disparity .............................................................  3
1.12 Earned Income .........................................................  3
1.13 Election ..............................................................  3
1.14 Eligible Employee .....................................................  4
1.15 Employee ..............................................................  4
1.16 Employer ..............................................................  4
1.17 Excess Compensation ...................................................  4
1.18 Highly Compensated Employee ...........................................  5
1.19 IRC ...................................................................  6
1.20 Joint and Survivor Annuity ............................................  6
1.21 Leased Employee .......................................................  6
1.22 Normal Retirement Age and Mandatory Retirement Age Restrictions .......  6
1.23 Normal Retirement Benefit .............................................  6
1.24 Owner-Employer ........................................................  6
1.25 Participant ...........................................................  7
1.26 Retirement Date .......................................................  7
1.27 Self-Employed Individual ..............................................  7
1.28 Spouse ................................................................  7
1.29 Survivor Annuity ......................................................  7
1.30 Termination Date ......................................................  7
1.31 Vested Account ........................................................  7

                                   ARTICLE II

                               SERVICE COMPUTATION
2.1  Leave of Absence ......................................................  8
2.2  Break in Service ......................................................  8
2.3  Computation Period ....................................................  8
2.4  Hour of Service .......................................................  8
2.5  Minimum Coverage ......................................................  9
2.6  Predecessor Employer ..................................................  9
2.7  Reemployment ..........................................................  9
2.8  Year of Service .......................................................  9




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
                                   ARTICLE III

                    ACCUMULATION AND DISTRIBUTION OF BENEFITS
3.1  Automatic Pension .....................................................  10
3.2  Cash-Outs and Plan Repayment Provisions ...............................  10
3.3  Commencement of Benefits ..............................................  11
3.4  Denial of Benefits ....................................................  12
3.5  Control of Trades or Business by Owner-Employee .......................  12
3.6  Distribution Mode and Timing Requirements .............................  13
3.7  Earmarked Investment ..................................................  18
3.8  Forfeiture ............................................................  18
3.9  Insurance .............................................................  18
3.10 Notice ................................................................  18
3.11 Permitted Disparity ...................................................  19
3.12 Restrictions on Amendments ............................................  20
3.13 Termination Benefit ...................................................  20
3.14 Valuation .............................................................  20
3.15 Vesting Schedule Change ...............................................  21

                                  ARTICLE IV

               ADOPTION, AMENDMENT, MERGER, OR TERMINATION OF PLAN
4.1  Adoption ..............................................................  22
4.2  Alienation Prohibition ................................................  22
4.3  Amendment .............................................................  22
4.4  Conflict ..............................................................  22
4.5  Expenses ..............................................................  22
4.6  Fiduciaries ...........................................................  22
4.7  Limitation ............................................................  22
4.8  Merger ................................................................  23
4.9  Reversion Prohibition .................................................  23
4.10 Termination ...........................................................  23
4.11 Termination of a CODA Plan ............................................  23

                                    ARTICLE V

                             LIMITATION OF BENEFITS
5.1  Annual Addition .......................................................  24
5.2  Maximum Permissible Amount ............................................  24
5.3  Limitation of Allocation ..............................................  24
5.4  Multiple Plan Limitation ..............................................  25
5.5  .......................................................................  27
5.6  Compensation ..........................................................  28
5.7  Excess Amount .........................................................  29
5.8  Highest Average Compensation ..........................................  29
5.9  Limitation Year .......................................................  29
5.10 Projected Annual Benefit ..............................................  29




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
                                   ARTICLE VI

                              TOP HEAVY PROVISIONS
6.1  Conflicting Provisions ................................................  30
6.2  Determination Date ....................................................  30
6.3  Key Employee ..........................................................  30
6.4  Minimum Allocation ....................................................  30
6.5  Permissive Aggregation Group ..........................................  31
6.6  Present Value .........................................................  31
6.7  Required Aggregation Group ............................................  31
6.8  Top Heavy Plan ........................................................  31
6.9  Top Heavy Ratio .......................................................  31
6.10 Valuation Date ........................................................  33
6.11 Minimum Vesting .......................................................  33

                                   ARTICLE VII

                       TRANSFER TO OR FROM QUALIFIED PLANS
7.1  .......................................................................  34
7.2  .......................................................................  34
7.3  .......................................................................  34
7.4  Eligible Rollover .....................................................  34
7.2  Eligible Plan .........................................................  34
7.3  Distributee ...........................................................  34

                                  ARTICLE VIII

                             EMPLOYEE CONTRIBUTIONS
8.1  Employee Contributions are Non-Forfeitable ............................  35
8.2  Deductible Employee Contribution (DEC) ................................  35
8.3  Mandatory Employee Contribution (MEC) .................................  35
8.4  Separate Accounts .....................................................  35
8.5  Voluntary Employee Contribution (VEC) .................................  35
8.6  Limitations of Employee Contributions and Matching Contributions ......  36
8.7  Multiple Use ..........................................................  36
8.8  Distribution of Excess Aggregate Contributions ........................  38

                                   ARTICLE IX

                               ELECTIVE DEFERRALS
9.1  Actual Deferral Percentage Test .......................................  40
9.2  Distribution of Excess Contributions ..................................  42
9.3  Distribution of Excess Elective Deferrals .............................  43
9.4  Elective Deferral Accounts, Qualified Non-Elective Accounts or
      Qualified Matching Contribution Accounts .............................  45

                                    ARTICLE X

                              HARDSHIP DISTRIBUTION

10.1 Hardship Distribution .................................................  46



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
                                   ARTICLE XI

                                      LOANS
11.1 .......................................................................  47
11.2 .......................................................................  47
11.3 .......................................................................  47
11.4 .......................................................................  47
11.5 .......................................................................  47

                                   ARTICLE XII

                                      TRUST
12.1 .......................................................................  48
12.2 .......................................................................  48
12.3 .......................................................................  48
12.4 .......................................................................  48
12.5 .......................................................................  49
12.6 .......................................................................  49
12.7 .......................................................................  49
12.8 .......................................................................  49








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                               BASIC PLAN DOCUMENT
                              DEFINED CONTRIBUTION
                                    ARTICLE I
                                   DEFINITIONS

1.1 ACCOUNT means the sum of all Contributions and Forfeitures allocated to or for the Participant adjusted for all investment gain or loss to Current Value. Matching Contributions, Qualified Matching Contributions, Non-Elective Contributions, Qualified Non-Elective Contributions, Voluntary Contributions, Deductible Contributions, or Elective Deferrals, as applicable, shall each be maintained as separate Accounts. The sum of the Matching Account, Qualified Matching Account, Qualified Non-Elective Account, Non-Elective Account, Voluntary Contribution Account, Deductible Contribution Account, Rollover Account, and Elective Deferral Account, as applicable, is the Participant's Aggregate Account. Allocation of gains and losses of the Trust shall be allocated to each Account in the ratio that such Account bears to all Accounts.

1.2 AGE means attained age. NORMAL RETIREMENT AGE is the later of the Age elected in Section A4. a). EARLY RETIREMENT AGE is the earliest of the Ages elected in A4. b) or the date that a Participant's claim for Social Security disability income benefits is approved.

1.3 ALLOCATION DATE means each Valuation Date and such other dates as the Plan Administrator finds necessary to carry out the intent of the Plan. Contributions shall be remitted to the Trustee as soon as administratively feasible and allocated in accordance with the Plan.

1.4 ANNUITY STARTING DATE means the first day of the first period for which an amount is paid as an annuity or in any other form.

1.5 BENEFICIARY means the Participant's Spouse unless he has made a Qualified Election designating some other person(s) to receive a benefit payable at his death. A benefit payable to a designated Beneficiary who is not alive at the Participant's death will be paid to any living designated contingent Beneficiary, otherwise to the Participant's Spouse if living, otherwise to the Participant's estate.

1.6 COMPENSATION As elected by the Employer in the Adoption Agreement, Compensation will mean all of each Participant's a) W-2 earnings or b) Compensation as that term is defined in Section 5.6. For any self-employed individual covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year.








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       Notwithstanding the above, if elected by the Employer in the Adoption
       Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a Salary Reduction Agreement and which is not inclusive in the gross income of the Employee under IRC 125, 402(a)(8), 402(h) or 403(b).

       The Annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $200,000 as adjusted by the Secretary at the same time and in the same manner as under IRC 415(d), except that the base period is 1989 and the first adjustment is effective January 1, 1990. For Plan Years beginning after December 31, 1993, the Annual Compensation of each Participant taken into account shall not exceed $150,000 as adjusted for increases in the cost of living in accordance with IRC 401(a)(17)(B) and shall apply to any determination period beginning in such Calendar Year. In determining the Compensation of a Participant for purposes of this limitation, the rules of IRC 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained Age nineteen (19) before the close of the Year. If, as a result of the application of such rules the Annual Compensation limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the integration level if this Plan provides for Permitted Disparity) the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section prior to the application of this limitation. If the Plan determines Compensation on a period of time containing less than twelve (12) months, or the Plan Year contains fewer than twelve (12) months, then the Annual Compensation limit is an amount equal to the Annual Compensation limit for the Calendar Year in which the Compensation period begins, multiplied by the ratio of full months in the period divided by twelve (12).

       If Compensation for any prior Determination Period is taken into account in determining a Participant's allocation for the current Plan Year, the Compensation for such prior period is the Annual Compensation limit in effect for that prior period. For Plan Years beginning after December 31, 1988, the Annual Compensation limit for periods before January 1, 1989 is $200,000. For Plan Years beginning after December 31, 1993, the Annual Compensation limit for periods before January 1, 1994 is $150,000.

1.7 CONSTRUCTION OF CONTRACT shall be made without regard to the gender or whether words are used in the singular or plural unless the context requires such interpretation. A word or term once defined herein has the same meaning wherever it appears unless the word or term is modified to have some other meaning when used in a special context.

1.8 CURRENT VALUE means the fair market value of Plan assets, otherwise the fair value determined in good faith in accordance with regulations of the Secretary of Labor, assuming an orderly liquidation of assets. The Current Value of an insurance contract is the amount reported by the insurance company to the Plan Administrator.

1.9 DEATH BENEFIT means a payment to a designated Beneficiary of a Survivor Annuity in the amount provided by the Participant's aggregate Account. The Beneficiary may elect any alternative distribution method permitted by the Article III.

1.10 DISABLED means that the Participant is entitled to receive Social Security Disability Income. A Disabled Participant may elect to receive his aggregate Account at any time.

1.11 DISPARITY means the difference between the percentage rate of allocation of Contribution to total Compensation and the percentage rate of Contribution to Excess Compensation. Disparity in allocation percentage cannot be more than the lesser of the percentage allocated to total Compensation or 5.7% of Excess Compensation.

1.12 EARNED INCOME means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net Earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by Contributions by the Employer to a Qualified Plan to the extent deductible under IRC 404. Net earnings shall be determined with regard to the deduction allowed to the Employer by IRC 164(f) for taxable years beginning after December 31, 1989.

1.13 ELECTION means a written instrument executed by a Participant and filed with the Plan Administrator on or before its effective date, exercising one or more rights under this Plan.

       DEFINITIONS TO APPLY TO QUALIFIED ELECTIONS

       a. ELECTION PERIOD means the period beginning on the first day of the Plan Year in which the Participant attains Age thirty-five (35) and ending on the date of his death. If a Participant separates from service prior to the first day of the Plan Year in which he is thirty-five (35), the Election Period shall begin on his Termination Date. A Participant may make a special Qualified Election to waive the Qualified Pre-Retirement Survivor Annuity for the period beginning on the date of such Election and ending on the first day of the Plan Year in which he attains Age thirty-five (35) provided that the Participant has received a written explanation of the Qualified Pre-Retirement Survivor Annuity stating that such coverage will be reinstated as of the first day of the Plan Year in which he attains Age thirty-five
          (35). Any new Waiver on or after such date shall be subject to the full extent of this Article.

       b. EARLIEST RETIREMENT AGE means the date on which the Participant can elect to receive retirement benefits.

       c. QUALIFIED- ELECTION means a waiver of a Qualified Joint and Survivor Annuity or a Qualified Pre-Retirement Survivor Annuity neither of which shall be effective unless: (a) Spouse gives written consent to the Election; (b) the Election designates a specific Beneficiary or Beneficiaries or contingent Beneficiaries, which may not be changed without spousal consent unless the Spouse has permitted the Participant to change designations without further consent; (c) Spouse's consent acknowledges the effect of the Election; and (d) Spouse's consent is witnessed by a Plan Representative or Notary Public. If it is established to the satisfaction of a Plan Representative that written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will be deemed a Qualified Election.

          Consent, or the deemed consent of a Spouse shall be effective only with respect to such Spouse. Consent that permits designations by the Participant without requirement of further consent by such Spouse shall acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit, and that the Spouse voluntarily elects to relinquish either or both such rights. A Participant may revoke a waiver without Spousal consent at any time before benefits commence without limit. Consent shall not be valid unless the Participant has received Notice under Section 3.10.

1.14 ELIGIBLE EMPLOYEE excludes non-resident aliens who receive no Earned Income from the Employer from sources within the United States and if the Adoption Agreement so provides an Employee whose pension rights are subject to good faith collective bargaining between the Employer and Employee representative. Employee representative does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer. An Employee who ceases to be covered under such a collective bargaining agreement will become an Eligible Employee. Prior service of such Employee will be credited for all purposes except for benefit accrual during the period in which the Employee was excluded from participation under this Section.

1.15 EMPLOYEE means all Employees of the Employer adopting this Plan or any individual who is considered to be an Employee of the Employer, including any Leased Employee deemed to be an Employee under IRC 414(n) or 414(o).

1.16 EMPLOYER means the entity adopting this Plan and each other Employer who with the Employer is aggregated as a member of a controlled group of corporations under IRC 414(b) or of a trade or business under common control under IRC 414(c), whether or not incorporated, or of an affiliated service organization under IRC 414(m) or IRC 414(o). All Employees of an Aggregated Group of Employers will be considered Employees of a single Employer.

1.17 EXCESS COMPENSATION means the amount of a Participant's Compensation in a Plan Year which is greater than the Integration Level in effect at the first day of such Plan Year, as elected in the Adoption Agreement.

1.18 HIGHLY COMPENSATED EMP1OYEE means any active Employee who performs service for the Employer during the Determination Year and who, during the Look-Back Year: (i) received Compensation from the Employer in excess of $75,000 (as adjusted by IRC 415(d)) (ii) received Compensation from the Employer in excess of $50,000 (as adjusted by IRC 415(d)) and was a member of the top paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under IRC 415(b)(1)(A). Highly Compensated Employee also includes: (a) Employees who are both described in the preceding sentence if the term "Determination Year" is substituted for the term "Look-Back Year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Employer during the determination year; and (b) Employees who are 5 percent owners at any time during the Look-Back Year or Determination Year.

       If no officer has satisfied the Compensation requirement of (iii) above during either a Determination Year or Look-Back Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

       The Determination Year is the Plan Year. The Look-Back Year is the twelve month period immediately preceding the Determination Year.

       A former Employee who separated from service prior to the Determination Year and who performs no service for the Employer during the Determination Year, but who was a Highly Compensated active Employee for either the Year or separation or any Determination Year ending on or after the Employee's fifty-fifth (55th) birthday is also a Highly Compensated Employee.

       If an Employee is, during a Determination Year or Look-Back Year, a family member of either a five (5) percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten
       (10) most Highly Compensated Employees ranked on the basis of Compensation paid by the Employer during such year, then the family member and the five (5) percent owner or top ten Highly Compensated Employees shall be aggregated. In such case, the family member and five
       (5) percent owner or top ten Highly Compensated Employees shall be treated as a single Employee receiving Compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five (5) percent owner or top-ten Highly Compensated Employees. For purposes of this Section, family member includes the spouse, lineal ascendants and descendants of the Employee or former Employee, and the spouses of such lineal ascendants and descendants.

       Determination of who is a Highly Compensated Employee, the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and considered Compensation, will be made in accordance with IRC 414(q) and the regulations thereunder.

1.19 IRC means the Internal Revenue Code and the appropriate Section thereof is designated by the numbers following IRC.

1.20 JOINT AND SURVIVOR ANNUITY means an immediate annuity paid to the Participant for life and then to his Beneficiary for life. The Survivor Annuity shall not be more than 100% nor less than 50% of the Participant's Benefit, as he elects prior to his Retirement Date. A QUALIFIED JOINT & SURVIVOR ANNUITY is the Actuarial Equivalent of a straight life annuity paid to the Participant and his Spouse for their joint lives and reduced by 50% at the first death and paid to the survivor for life. Failure to waive the Qualified Joint and Survivor Annuity will not result in either a decrease in any plan benefit or in increased contributions for the Participant.

1.21 LEASED EMPLOYEE means any person, other than an Employee of the recipient, who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient or for the recipient and related persons determined in accordance with IRC 414(n)(6) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the recipient Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

       A Leased Employee shall not be considered an Employee of the recipient if:

       (i)  such Employee is covered by a money purchase pension plan providing:
            (1) a non-integrated Employer contribution rate of at least ten (10) percent of compensation, as defined in IRC 415(c)(3), but including amounts contributed pursuant to a Salary Reduction Agreement which are excludable from the Employee's gross income under IRC 125, 402(e)(3), 402(h)(1)(B), or 403(b), (2) immediate participation, and
            (3) immediate 100% vesting; and

       (ii) Leased Employees do not constitute more than twenty (20) percent of the recipient's non-highly compensated.

1.22 NORMAL RETIREMENT AGE AND MANDATORY RETIREMENT AGE RESTRICTIONS means the Age selected in the Adoption Agreement. If the Employer enforces a Mandatory Retirement Age, the Normal Retirement Age is the lesser of the Mandatory Age or the Age specified in the Adoption Agreement.

1.23 NORMAL RETIREMENT BENEFIT means payment of the Participant's Aggregate Account to purchase an annuity contract to provide the Automatic Pension.

1.24 OWNER-EMPLOYEE means an individual who is a sole proprietor, or who is a partner owning more than ten (10) percent of either the capital or profits interest of the partnership.

1.25 PARTICIPANT means an Eligible Employee who has satisfied the Age and Service requirements. Participation will commence on the Eligible Employee's Entry Date. A former Eligible Employee or a Beneficiary entitled to benefits of a deceased Participant is an Inactive Participant.

1.26 RETIREMENT DATE means the date that payment of a Participant's Accrued Benefit commences.

1.27 SELF-EMPLOYED INDIVIDUAL means an individual who has earned income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had earned income but for the fact that the trade or business had no net profits for the taxable year.

1.28 SPOUSE means the person to whom a Participant is legally married at his Retirement Date or date of death. A former Spouse will be treated as the Spouse to the extent provided under a Qualified Domestic Relations Order described in IRC 414(p).

1.29 SURVIVOR ANNUITY means a Life Annuity paid to a Designated Beneficiary. The Aggregate Account of a deceased Participant will be applied to purchase a life Annuity for the Beneficiary. A QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY is a Life Annuity paid to the Spouse provided by a deceased Participant's Aggregate Account Balance.

1.30 TERMINATION DATE means the date that a Participant separates from service with the Employer and ceases to be an Employee of the Employer.

1.31 VESTED ACCOUNT means the portion of an Account which is non-forfeitable. A Participant's Account will be 100% non-forfeitable at Early Retirement Age, Normal Retirement Age, or at any earlier mandatory Retirement Date enforced by the Employer, or if the Participant is Disabled or dies. A vested Account may not be forfeited for cause.

                                   ARTICLE II
                               SERVICE COMPUTATION


2.1 LEAVE OF ABSENCE A Participant whose absence is caused by her pregnancy, or by the birth of, or the adoption of, or the placement of, or the immediate post natal or post adoption or post placement care of, a child of the Participant, will be credited with up to five hundred one (501) Hours of Service in the Computation Period in which such absence commences, or, if the Participant would not incur a Break in Service in that Computation Period, in the next following Computation Period, at the greater of the rate at which hours would otherwise be credited or, 8 hours for each day of absence.

2.2 BREAK IN SERVICE If a Participant does not complete more than 500 Hours of Service with the Employer in a Computation Period he will incur a one year Break in Service.

2.3 COMPUTATION PERIOD Each consecutive 12 month period commencing with the Employee's first Hour of Service and each anniversary thereof is a Computation Period.

2.4 HOUR OF SERVICE means a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer. Such hours will be credited to the Computation Period in which the duties are performed and b) each hour for which an Employee is paid or entitled to payment on account of a time period in which no duties were performed, whether or not the Employee is actively employed, due to: vacation, holiday, illness, disability, incapacity, layoff, jury duty, military duty, or leave of absence, up to 501 Hours of Service in a single Computation Period. Said hours will be calculated and credited under Department of Labor Regulations 2530.200b-2 which are now incorporated herein by reference and c) each hour for which back pay, irrespective of mitigation of damages is awarded or agreed to by the Employer except that hours credited under a) or b) will not also be credited under c) Such hours will be credited to the Computation Period to which the award or agreement pertains rather than the Computation Period in which said payment is made. All such Hours of Service with a member of a controlled group of corporations under IRC 414(b) or with a group of trades or businesses under common control under IRC 414(c) or with an affiliated service group under IRC 414(m) and for any individual considered an Employee under IRC 414(n) will be credited and any other entity required to be aggregated with the Employer under IRC 414(o) and regulations thereunder. If the Employer does not maintain records of actual hours, an Employee will be credited with one hundred ninety (190) Hours of Service for each month in which he has one Hour of Service.

2.5 MINIMUM COVERAGE If the Plan fails to meet either of the coverage of IRC 410(b)(1) because of Participants who complete less than a Year of Service but more than 500 Hours of Service then the administrator shall include in the allocation of the Non-Elective Contribution the minimum number of Participants required to meet the coverage test under IRC 410(b)(1) based on their number of Hours of Service credited during the Plan Year ranked in descending order. All Participants that meet the minimum number of hours determined to satisfy the coverage test shall share in the allocation of the Non-Elective Contribution.

2.6 PREDECESSOR EMPLOYER All Service with a Predecessor Employer whose Plan is maintained by the Employer will be credited under this Plan.

2.7 REEMPLOYMENT An Employee who has a Vested Benefit and Break in Service under the Plan will resume his participation at his first Hour of Service with the Employer. An Employee who has no Vested Benefit will resume his participation at his first Hour of Service with the Employer if the number of consecutive Breaks in Service is not more than the greater of
       i) 5 years or, ii) the aggregate number of Years of Service with the Employer before a period of consecutive Breaks in Service. Such aggregate number of Years of Service will not include any Years of Service disregarded under the preceding sentence by reason of prior Breaks in Service. All of such Employee's prior Service will be credited for vesting purposes if he completes one additional Year of Service with the Employer after his Break in Service. If an Employee's Years of Service are disregarded pursuant to this Section the Employee will be treated as a new Employee for eligibility purposes.

       In the event that a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Employee incurs a Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

2.8 YEAR OF SERVICE Each Computation Period in which an Employee has one thousand (1,000) hours is a Year of Service.

                                   ARTICLE III

                    ACCUMULATION AND DISTRIBUTION OF BENEFITS


Article III shall apply to any Participant in this Plan.


3.1 AUTOMATIC PENSION The Participant's Aggregate Account will be applied to purchase a Qualified Joint & Survivor Annuity for a married Participant. If the Participant is not married, the Participant's Aggregate Account will be applied to purchase a life annuity. In the 90 day period prior to his Annuity Starting Date, the Participant may make a Qualified Election to receive an alternative Distribution. A Participant may elect to have such Annuity distributed upon attainment of the earliest Retirement Date under the Plan. A deceased Participant's Aggregate Account will be paid as a Death Benefit to the surviving Spouse or Beneficiary. Unless an Optional form of benefit within the Election Period pursuant to a Qualified Election has been selected the surviving Spouse may elect distribution of the Automatic Pension within a reasonable period after the Participant's death.

3.2 CASH-OUTS AND PLAN REPAYMENT PROVISIONS If an Employee terminates service, and the value of his Vested Account derived from Employer and Employee Contributions is not greater than $3,500, he will receive a distribution of the value of the entire vested portion of such Account and the non-vested portion will be a forfeiture. For purposes of this Section, if the value of an Employee's Vested Account is zero, he shall be deemed to have received a distribution of such Vested Account. A Participant's Vested Account shall not include accumulated Deductible Employee Contributions within the meaning of IRC 72(o)(5)(B) for Plan Years beginning prior to January 1, 1989.

       If an Employee terminates service, and elects, in accordance with the requirements of this Section to receive his Vested Account as provided in the Adoption Agreement, the non-vested portion will be a forfeiture. If the Employee elects distribution of less than the entire Vested Account derived from Employer Contributions, the non-vested portion treated as a forfeiture is the total non-vested portion multiplied by a fraction, whose numerator is the distribution attributable to Employer Contributions and whose denominator is the total value of the Employer derived Vested Account.

       If an Employee receives a distribution and thereafter resumes Employment, his Employer derived Account will be restored to the amount on the date of distribution if he repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of five (5) years after the first date on which he is re-employed by the Employer, or the date he incurs five (5) consecutive one-year Breaks in Service following the date of the distribution. If an Employee who is deemed to receive a distribution resumes employment covered under this Plan before the date that he incurs five (5) consecutive one-year Breaks in Service, the Employer derived Account of the Employee will be restored to the amount on the date of such deemed distribution.

       If the value of the Participant's Vested Aggregate Account exceeds or at the time of any prior distribution exceeded $3,500 and is immediately distributable, the Participant and Beneficiary must consent to any distribution of such Account. Consent shall be in writing within the ninety (90) day period preceding the Annuity Starting Date. The Plan Administrator shall notify the Participant and Beneficiary of the right to defer distribution until the Account is no longer immediately distributable. Notification shall include a general description of material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that satisfies the notification requirements of IRC 417(a)(3) and shall be provided no less than thirty (30) days or more than ninety (90) days prior to the Annuity Starting Date.

       Distribution may commence less than thirty (30) days after the notice described in the preceding sentence is given, if the distribution is one to which IRC 401(a)(11) and IRC 417 do not apply, provided the Plan Administrator clearly informs the Participant of his right to a period of thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution and the Participant after receiving the notice affirmatively elects a distribution.

       Notwithstanding the foregoing, only the Participant need to consent to commencement of distribution as a Qualified Joint & Survivor Annuity while the Account is immediately distributable. Consent is not required to the extent that a distribution is required to satisfy IRC 401(a)(9) or IRC 415. In addition, upon termination of the Plan, if the Plan does not offer an Annuity Option the Participant's Aggregate Account may be distributed to the Participant or transferred to another Defined Contribution Plan within the same Controlled Group.

       An Account is immediately distributable if any portion of the Account could be distributed to the Participant or Spouse Beneficiary before the Participant would have attained or attains the latter of Normal Retirement Age or Age sixty-two (62).

       For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Vested Aggregate Account shall not include amounts attributable to accumulated deductible Employee Contributions within the meaning of IRC 72(o)(5)(b).

3.3 COMMENCEMENT OF BENEFITS Unless the Participant elects otherwise, distribution of benefits will begin no later than the sixtieth (60th) day after the latest of the close of the Plan Year in which:

       (1) the Participant attains Age 65 (or Normal Retirement Age, if earlier);

       (2) occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or,

       (3) the Participant terminates service with the Employer.

       Failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable under Section 3.2 shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this Section.

3.4 DENIAL OF BENEFITS The Plan Administrator shall give a written explanation to the Participant, setting forth the specific reasons for the denial of any benefit. The Participant shall have the right to request a review of his denied claim. If it is found that the Denial of Benefits was erroneous or contrary to the Plan, or to the law, the Plan Administrator shall immediately provide the denied Benefit to the Participant.

3.5 CONTROL OF TRADES OR BUSINESSES BY OWNER-EMPLOYEE If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the Plan established for other trades or businesses must, when looked at as a single Plan, satisfy IRC 401(a) and (d) for the Employees of this and all other trades or businesses.

       If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the Employees of the other trades or businesses must be included in a Plan which satisfies IRC 401(a) and (d) and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

       If an individual is covered as an Owner-Employee under the Plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the Contributions or benefits of the Employees under the Plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable Plan of the trade or business which is not controlled.

       For purposes of the preceding paragraphs, an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner-Employee, or two or more Owner-Employees together:

       (1)  own the entire interest in a non-incorporated trade or business, or

       (2) in the case of a partnership, own more than fifty (50) percent of either the capital interest or the profits interest in the partnership.

       For purposes of the preceding sentence, an Owner-Employee, or two or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

3.6 DISTRIBUTION MODE AND TIMING REQUIREMENTS Subject to Section 3.1 the requirements of this Section shall apply to any distribution and take precedence over any inconsistent provisions of the Plan. Unless otherwise specified, this Section applies to Calendar Years beginning after December 31, 1984.

       a.) Distributions shall be determined and made in accordance with proposed regulations under IRC 401(a)(9), including the distribution of incidental benefit required by IRC 1.401(a)(9)-2 of proposed regulations.

       b.)   Distributions may only be made over one of the following periods.

             (1) the life of the Participant, or the life of the Participant and the life of the Designated Beneficiary,

             (2) a period certain not greater than the Participant's life expectancy or the joint and last Survivor life expectancy of the Participant and Beneficiary,

             (3)  a single sum.

             Distributions based on a life contingency or period certain will be made by applying the Participant's Account to purchase a non-transferable Annuity from an Insurance Company to provide the benefit for the Participant.

             c.) Determination of annual distribution amount other than a single sum, on or after the Required Beginning Date shall be determined as follows:

             (1)  i)   If distributed from the Participant's Account and if
                       distributed over a period certain not extending beyond the Participant's life expectancy or joint and last survivor expectancy of the Participant and Designated
                       Beneficiary, the minimum distribution for each Calendar
                       Year beginning the first distribution Calendar Year is the quotient of the Participant's Benefit divided by the Applicable Life Expectancy.

                  ii) For Calendar Years prior to January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the distribution method must assure that not less than fifty percent (50%) of the amount available for distribution is paid within the Participant's life expectancy.

                  iii For Calendar Years after December 31, 1988, life expectancy is the lessor of a) the Applicable Life Expectancy or b) for a Non-Spouse Beneficiary the applicable divisor from the table in Q&A-4 of IRC 1.401(a)(9)-2 of the proposed regulations. Distributions after death of the Participant shall be distributed using the applicable life expectancy in Section 3.6 c)(1)i) as the relevant divisor without regard to IRC 1.401 (a)(9)-2 of the proposed regulations.

                  iv) The Minimum Required Distribution for the first Distribution Calendar Year must be made by the Required Beginning Date. The Minimum Required Distribution for other Calendar Years including the Minimum Required Distribution for the Distribution Year in which the Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year.

             (2) Benefits distributed in the form of an annuity purchased from an insurance company shall be made in accordance with the requirements of IRC 401(a)(9) and proposed regulations thereunder.

             d.)  Death Distribution Provisions

                  1. Distribution beginning before death. If the Participant dies after his Annuity Starting Date, distribution of his remaining interest will continue to be distributed at least as rapidly as under the method of distribution used prior to the Participant's death.

                  2. Distribution beginning after death. If the Participant dies before his Annuity Starting Date, distribution of his entire interest shall be completed by December 3l of the fifth year following or coincident with his death unless an Election is made in accordance with (a) or (b) below:

                       (a) if the Participant designates a Non-Spouse
                           Beneficiary, distributions may be made over the life or a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the Year following the Year in which the Participant died;

                       (b) if the Designated Beneficiary is the surviving
                           Spouse, distributions are required to begin not earlier than the later of December 31 of the Year immediately following the Year in which the Participant died or December 31 of the Year in which the Participant would have attained Age 70 1/2.

             The Designated Beneficiary must elect the method of distribution no later than the earlier of December 31 of the Year in which distributions would be required to begin or December 31 of the Year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or the Designated Beneficiary fails to make an Election, distribution of the entire interest shall be completed by December 31 of the Calendar Year containing the fifth anniversary of the Participant's death.

        3. For purposes of Section 3.6 d) (2) above, if the Spouse dies after the Participant, but before payments begin, the provisions of
             Section 3.6 d) (2), with the exception of Paragraph 3.6 d)(2)(b) therein shall be applied as if the Spouse were the Participant.

        4. For purpose of Section 3.6 any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

        5. Distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date or if Section 3.6 d) (3) is applicable, the date distribution is required to begin to the Spouse. If distribution in the form of an annuity commences before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

        e.)  Definitions:

        1. APPLICABLE LIFE EXPECTANCY means life or joint and last survivor life expectancy based on the Participant's Age and/or the Designated Beneficiary Age in the applicable Distribution Calendar Year reduced by one for each Calendar Year that has elapsed since the date life expectancy was first calculated. Life Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

        2.   DESIGNATED BENEFICIARY means the Beneficiary designated under
             Section 1.5 in accordance with IRC 401(a)(9) and proposed regulations thereunder.

        3. DISTRIBUTION CALENDAR YEAR means a Calendar Year for which a minimum distribution is required. For distributions beginning before a Participant's death, the first Distribution Calendar Year is the Calendar Year immediately preceding the Calendar Year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the Calendar Year in which distributions are required to begin.

        4. PARTICIPANT'S BENEFIT means the Participant's Account as of the last Valuation Date preceding the Distribution Calendar Year increased by Contributions or Forfeitures allocated and decreased by distributions made in the Valuation Year following the Valuation Date. Any portion of the minimum distribution for the first Distribution Calendar Year made in the second Distribution Calendar Year on or before the Required Beginning Date shall be treated as if made in the immediately preceding Distribution Calendar Year.

        5. REQUIRED BEGINNING DATE means the first day of April of the Calendar Year following the Calendar Year in which the Participant attains Age 70 1/2 except that the Required Beginning Date of a Participant who is not a five (5) percent owner who attains Age 70 1/2 during 1988 and who has not retired as of January 1, 1989, and for a Participant who attains Age 70 1/2 before January 1, 1988, the Required Beginning Date shall be determined in accordance with
             (a) or (b) below:

             (a)  The Required Beginning Date of a Participant who is not a five
                  (5) percent owner is the first day of April of the Calendar Year following the Calendar Year in which the later of retirement or attainment of Age 70 1/2 occurs.

             (b) The Required Beginning Date of a Participant who is a five (5) percent owner during any year beginning after December 31, 1979 is the first day of April following the later of:

                  (i)  the Calendar Year in which he attains Age 70 1/2, or

                  (ii) the earlier of the Calendar Year within the Plan Year in which he becomes a five (5) percent owner, or the Calendar Year in which he retires.

        6. FIVE (5) PERCENT OWNER means a Participant treated as a five (5) percent owner under IRC 416(i), at any time during the Plan Year ending with or within the Calendar Year in which he attains Age 66 1/2 or any subsequent Plan Year. Once distributions have begun to a five percent owner, they must continue even if the Participant ceases to be a five (5) percent owner.

        f.)  Transitional Rule

             Notwithstanding the other requirements of Section 3.6 and subject to the requirements of Section 3.1, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements regardless of when such distribution commences:

        1) The distribution by the trust is one which would not have disqualified such trust under IRC 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

             2) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

             3) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

             4) The Employee had accrued a benefit under the Plan as of December 31,1983.

             5) The method of distribution designated by the Employee or Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

             A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

             For distribution commencing before January 1, 1984 and continuing after December 31, 1989, a Participant or Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if' the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 3.6 f) 1) and 5).

             If a designation is revoked, any subsequent distribution must satisfy the requirements of IRC 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the Calendar Year following the Calendar Year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy IRC 401(a)(9) and the proposed regulations thereunder, but for the Section 242(b)(2) election. For Calendar Years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in IRC 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

             In the case in which an amount is transferred or rolled over from one Plan to another Plan, the rules in Q&A J-2 and Q&A J-3 of IRC 1.401(a)(9)-l of the proposed regulations shall apply.

3.7 EARMARKED INVESTMENT At the request of the Plan Administrator, the Trustee may in accordance with non-discriminatory rules, establish or maintain one or more investments or funds into which a Participant may direct the investment of his Account(s). A Participant's Election to Earmark any Contribution or Account shall specify the effective date and the duration of the Election and shall acknowledge that the Trustee or any designated investment advisor or other Fiduciary is not responsible for the investment result obtained by the Earmarked Investment. All investment gain, loss, dividend, or expense of an Earmarked Investment shall be credited to the respective Account of the Participant.

3.8 FORFEITURE Any Forfeiture occurring will reduce the Employer Contribution for the next Plan Year or if the Adoption Agreement so provides be reallocated in accordance with A14. b) of the Adoption Agreement. Any non-forfeitable Account of a Participant whose whereabouts are unknown shall be used to reduce the Employer Contribution but will be restored by the Employer if the Participant or Designated Beneficiary make a claim for such benefit. A non-forfeitable Account may not be forfeited for cause. A Forfeiture of an Employee of one adopting Employer may not be used for the benefit of another adopting Employer or for the Employees of another adopting Employer. A Contribution made erroneously for any person who should not be a Participant shall constitute a mistake in fact for the Plan Year in which the discovery of the error is made.

3.9 INSURANCE will be treated as an Earmarked Investment. Whole Life Insurance contracts are contracts with both non-decreasing death benefits and non-increasing premiums. A Participant may not earmark more than forty-nine (49) percent of the aggregate Employer Contribution to purchase Whole Life Insurance, or more than twenty-four (24) percent into Life Insurance which is not Whole Life Insurance reduced by one-half of the contribution earmarked to purchase Whole Insurance. Such Participant's insurance contracts shall be 100% nonforfeitable. The Trustee will apply for, and own, and be Beneficiary of such insurance contracts. All death proceeds will be paid in accordance with Section 3.1.

3.10   NOTICE

       a) In the case of a Qualified Joint & Survivor Annuity notice shall be provided not less than thirty (30) days or more than ninety (90) days prior to the Annuity Starting Date and in the case of a Qualified Pre-retirement Annuity the latter of the following periods that ends last:

          i) the period beginning the first day of the Plan Year the Participant attains Age thirty-two (32) and ending the last day of the Plan Year preceding the Plan Year the Participant attains Age thirty-five (35), or

          ii) the period beginning one year prior to and ending one year after the Employee's Participation Date, or

          iii) the period one year before and ending one year after this Section first applies to the Participant, or

          iv)  the period beginning one year prior to and ending one year after
               Section 3.10 b) ceased to apply to the Participant. Notice shall be provided within the period beginning one Year prior to and ending one Year following the Termination Date of a Participant who has not attained Age thirty-five (35). If such Participant is re-employed the applicable period shall be re-determined.

       b) Notwithstanding Section 3.10 a), the respective notices prescribed by this Section need not be given to a Participant if the Plan fully subsidizes the costs of a Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity and the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity and does not allow a married Participant to designate a Non-Spouse Beneficiary.

       The Notice will be written and will inform the Participant that his vested Accrued Benefit will be paid as a Qualified Joint & Survivor Annuity unless an alternate Distribution Method is selected in a Qualified Election.

       Notice will include an explanation of a) the terms and conditions of a Joint and Survivor Annuity or a Survivor Annuity, b) the effect of an Election to waive the Joint and Survivor Annuity, c) the Spouse's right regarding the required consent, d) the right to make and the effect of revoking an Election, and e) a statement of any benefits which may be forfeitable for any reason including death.

       If a Participant elects to receive distribution in one sum or in a series of sums which may constitute a lump sum distribution, the Plan Administrator will furnish Notice using a format provided by the Secretary of Treasury explaining that the distribution (a) is not taxable currently to the extent transferred to another Qualified Plan or Individual Retirement Account or Individual Retirement Annuity within sixty (60) days after the date of its receipt and that the sixty (60) day period begins when the last distribution is made, and (b) ten (10) or five (5) year income averaging and/or capital gains income tax provisions may apply.

3.11   PERMITTED DISPARITY

       If the Adoption Agreement provides for Allocation of Contributions under this Section the Non-Elective Contributions for the Plan Year plus any forfeitures if elected in the Adoption Agreement, will be allocated to Participant's accounts as follows:

       First, such amount will be used to provide any minimum allocation for Non-Key Employees required under Article VI and any amount remaining will be allocated to each other Participant in the same percentage as provided to Participating Non-Key Employees under Article VI.

       Second, any remaining amount will be allocated in the ratio that each Participant's total compensation bears to all Participants' compensation, except that the total amount allocated under this Paragraph and the preceding Paragraph shall not exceed three percent (3%) of each Participants Compensation.

       Third, any amount remaining will be allocated in the ratio that each Participant's Excess Compensation bears to the Excess Compensation of all Participants, but not in excess of three percent (3%).

       Fourth, any amount remaining will be allocated in the ratio that the sum of each Participant's total Compensation, plus Excess Compensation bears to the sum of all Participants total Compensation, plus Excess Compensation, but not in excess of 2.7%.

       Fifth, any amount remaining will be allocated in the ratio that each Participant's total Compensation bears to all Participants' total Compensation for that Year.

       The integration level shall be equal to the taxable wage base or such lesser amount elected by the Employer in the Adoption Agreement. The taxable wage base is the maximum amount of earnings which may be considered wages for a year under IRC 3121(a)(1) in effect as of the beginning of the Plan Year.

       Compensation shall mean compensation as defined in the Adoption
       Agreement.

3.12 RESTRICTIONS ON AMENDMENTS No Amendment shall be effective if it has the effect of decreasing an Accrued Benefit except that an Account may be reduced only if permitted under IRC 412(c)(8). An Amendment which has the effect of decreasing an Account or eliminating an optional benefit for benefits attributable to service before the amendment shall be treated as reducing an Accrued Benefit. If the Vesting Schedule is amended in the case of an Employee who is a Participant as of the later of the date such Amendment is adopted, or the date it becomes effective, the non-forfeitable percentage of a Participant's right to his Employer-Derived Accrued Benefit will not be less than his percentage computed under the Plan without regard to such Amendment.

3.13 TERMINATION BENEFIT No benefit derived from Employer Contributions will be paid to an Employee prior to a Termination Date or Retirement Date.

3.14 VALUATION Each Account shall be valued to Current Value at the last day of the Plan Year and at such other date(s) as the Plan Administrator finds necessary to carry out the intent of the Plan.

3.15 VESTING SCHEDULE CHANGE If the Vesting Schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's non-forfeitable percentage or by an automatic change to or from a Top-Heavy Vesting Schedule, each Participant with at least three (3) Years of Service may elect to have the non-forfeitable percentage computed without regard to such Amendment or change. The election period shall commence with the date the Amendment is adopted or deemed to be made and shall end sixty (60) days after the later of: a) the date the Amendment is adopted, b) the date the Amendment is effective, or c) the Participant is issued written notice of the Amendment by the Employer or Plan Administrator.

                                   ARTICLE IV

               ADOPTION, AMENDMENT, MERGER, OR TERMINATION OF PLAN


4.1 ADOPTION The Employer agrees to take all actions necessary to attain or retain a favorable qualification of this Plan under Internal Revenue Code 401(a) and 501(a).

4.2 ALIENATION PROHIBITION A Participant may not alienate or assign, voluntarily or involuntarily, any interest in this Plan. This shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order unless such order is determined to be a QUALIFIED DOMESTIC RELATIONS ORDER which means a judgment or decree by a court of competent jurisdiction which creates or recognizes the existence of alternate payees right(s) to receive all or a portion of the Participant's Benefits under the Plan. The procedures to be followed by the Plan Administrator in complying with the QUALIFIED DOMESTIC RELATIONS ORDER shall be in accordance of IRC 414(p) and regulations issued thereunder, or a Domestic Relations Order entered before January 1, 1985. The Alienation Prohibition shall not apply to any indebtedness of the Participant to the Plan.

4.3 AMENDMENT The Employer may amend the Plan to conform the Plan to changes in the Internal Revenue Code, or Regulations, or Revenue Rulings or other statements published by Internal Revenue Service or to correct any prior approved Plan or in any other way.

4.4 CONFLICT The provisions of any insurance contract providing benefits under the Plan will be resolved by the terms of the Plan.

4.5 EXPENSES Plan expenses will be paid by the Employer. Trust expenses will be charged to the Trust Fund unless paid by the Employer.

4.6 FIDUCIARIES The named Fiduciaries are the Employer and the Trustee(s) designated herein. The Plan Administrator is the Employer who shall appoint a Plan Representative. A named Fiduciary shall be responsible for those duties assigned under the terms of this Plan. The Employer is the agent for service of legal process.

4.7 LIMITATION The establishment of this Plan, or the payment of benefits shall not give any Participant or Employee any legal or equitable right against the Employer or the Trustee or the Plan assets, except for rights provided for in this Agreement, and under the Employee Retirement Income Security Act of 1974 (ERISA) as it is amended. This Plan shall not give any Participant or Employee the right to be retained in the service of the Employer.

4.8 MERGER If the Plan is merged or consolidated with another plan or if the Plan assets are transferred to another plan, all Accrued Benefits immediately thereafter, (if the Plan then terminated), shall not be less than they were immediately before such merger, consolidation or transfer, (if the Plan had then terminated).

4.9 REVERSION PROHIBITION No Corpus or income of the Trust or funds created thereby shall revert to the Employer or be diverted to any purpose other than the exclusive benefit of Employees or their Beneficiaries, except that a contribution made because of a mistake in fact shall be returned to the Employer within one (1) year of the contribution. Contribution made incident to the initial qualification of the Plan will be returned to the Employer within one (1) year after the qualification of the Plan is denied by the Internal Revenue Service only if the application for qualification is made by the time prescribed by law for filing the Employer's return or taxable year in which the Plan is adopted, or such later date prescribed by the Secretary of the Treasury. Employer Contributions shall be made only if the Contributions are tax deductible expenses under IRC 404 or other provisions of the Internal Revenue Code. Any Employer Contribution found not to be a tax deductible expense for the Plan Year in which made shall be returned to the Employer within one year of the denial of the deduction.

4.10 TERMINATION of this Plan will occur if the Employer is judicially declared bankrupt. The Employer may terminate or partially terminate the Plan at any time. If the Employer terminates or partially terminates the Plan or on complete discontinuance of Contributions, all Accrued Benefits and Accounts are non-forfeitable to the extent then funded and shall be paid to affected Participants in accordance with the provisions of the Plan. An affected Participant's recourse to the satisfaction of his rights shall be limited to Plan Assets.

 4.11 TERMINATION OF A CODA PLAN If this Plan contained Cash or Deferred Arrangements and terminates, distribution will not be made to any Participant on account of Plan Termination if the Employer establishes or maintains a successor defined contribution plan if two percent (2%) or more of Participants in this Plan at the time of Termination are or were eligible under the other defined contribution plan at any time during the twenty-four (24) months period beginning twelve (12) months before the time of Termination or within twelve (12) months after distribution of all assets of this Plan. A Defined Contribution Plan means a Plan defined in IRC 414(i) but not including a Plan under IRC 4975(a), 409 or 408(k).

                                    ARTICLE V

                             LIMITATION OF BENEFITS


5.1 ANNUAL ADDITION is the sum of the following amounts credited to a Participant's Account for the Limitation Year: i) Employer Contributions,
       ii) Forfeitures, and iii) Employee Contributions, and iv) amounts allocated after March 31, 1984 to an individual medical account, as defined in IRC 415(l)(2) which is part of a Pension or Annuity Plan maintained by the Employer and amounts derived from contributions paid or accrued after December 31, 1985 in taxable years ending after such date which are attributable to post retirement medical benefits allocated to the separate account of a Key Employee, defined in IRC 419(A)(d)(3) under a Welfare Benefit Fund defined in IRC 419(e) maintained by the Employer.

5.2 MAXIMUM PERMISSIBLE AMOUNT means the lesser of $30,000 or if greater one fourth of the defined benefit dollar limit under IRC 415(b)(1) or 25 percent of the Participant's Compensation for the Limitation Year. If a short Limitation Year is created by changing to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed one twelfth of such dollar limitation multiplied by the number of months in the short Limitation Year, or 25 percent of such Compensation. The 25 percent compensation limitation shall not apply to contribution for medical benefits as defined under IRC 401(h) or IRC 419A(f)(2) which is otherwise treated as an Annual Addition under IRC 415(l)(1) or IRC 419A(d)(2).

5.3    LIMITATION ON ALLOCATION

       1) If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a Welfare Benefit Fund, as defined in IRC 419(e) maintained by the Employer, or an individual medical account, as defined in IRC 415(l)(2) maintained by the Employer which provides an Annual Addition as defined in
          Section 5.1, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

       2) Prior to determining the Participant's actual Compensation for the Limitation Year the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

       3) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

       4) If pursuant to Paragraph 3) or as a result of the allocation of forfeitures, there is an excess amount, the excess will be disposed of as follows:

          a) Any non-deductible Voluntary Employee Contributions, to the extent they would reduce the excess amount, will be returned to the Participant;

          b) If after the application of Paragraph a) an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

          c) If after the application of Paragraph a) an excess amount still exists, and the Participant is not covered by the Plan by the end of a Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

          d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's accounts before any Employer or any Employee Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

5.4    MULTIPLE PLAN LIMITATION

       1) This Section applies if, in addition to this Plan, the Participant is covered under any a) Qualified Plan, b) Welfare Benefit Fund as defined in IRC 419(e), or c) individual medical account as defined in IRC 415(l)(2), that is maintained by the Employer, which provides an Annual Addition as defined in Section 5.1, during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's Account under the other Plans and Welfare Benefit Funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other Defined Contribution Plans and Welfare Benefit Funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation

            Year to exceed this limitation the amount contributed or allocated will be reduced so that the Annual Additions under all such Plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the other Defined Contribution Plans and Welfare Benefit Funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

       2) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in
            Section 5.3, (2).

       3) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

       4) If, pursuant to Paragraph 3) or as a result of the allocation or forfeitures, a Participant's Annual Additions under this Plan and such other Plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a Welfare Benefit Fund or individual medical account will be deemed to have been allocated first regardless of the actual Allocation Date.

       5) If an Excess Amount was allocated to a Participant on an Allocation Date of this Plan which coincides with an Allocation Date of another Plan, the excess amount attributed to this Plan will be the product of:

            a)  the total excess amount allocated as of such date, times;

            b) the ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified plans.

       6) Any Excess amount attributed to this Plan will be disposed in the manner described in Section 5.3, (4).

5.5 If the Employer maintains or ever maintained i) another Qualified Plan in which any Participant is or was or could become a Participant, or ii) maintains a Welfare Benefit Fund as defined in IRC 419(e), or an individual medical account as defined in IRC 415(l)(2) under which amounts are treated as Annual Additions with respect to any Participant in this Plan, then:

       a) If the Participant is covered under another Qualified Defined Contribution Plan maintained by the Employer, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with Section 5.4.

       b) If any Participant is, or ever was, covered under a Defined Benefit Plan maintained by the Employer, the sum of the Defined Contribution Fraction and Defined Benefit Fraction will not exceed 1.0 in any Limitation Year, and the Annual Additions will be limited to the extent necessary to satisfy IRC 415(e).

       c) DEFINED CONTRIBUTION FRACTION A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the Defined Contribution Plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years including the Annual Additions attributable to the Participant's Non-Deductible Employee Contributions to all Defined Benefit Plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all Welfare Benefit Funds, as defined in IRC 419(e), and individual medical accounts, as defined in IRC 415(l)(2), maintained by the Employer. The denominator of the fraction is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of Service with the Employer (regardless of whether a Defined Contribution Plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under IRC 415(b) and (d) in effect under IRC 415(c)(1)(A) or thirty-five percent (35%) of the Participant's Compensation for such Year.

          If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Contribution Plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

          The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be re-computed to treat all Employee Contributions as Annual Additions.

       d) DEFINED BENEFIT FRACTION A fraction, the numerator of which is the sum of the Participant's projected Annual Benefits under all the Defined Benefit Plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the Dollar Limitation determined for the Limitation Year under IRC 415(b) and (d) or 140 percent of the highest average Compensation, including any adjustments under IRC 415(b).

          Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more Defined Benefit Plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such Plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the Defined Benefit Plans individually and in the aggregate satisfied the requirements of IRC 415 for all Limitation Years beginning before January 1, 1987.

       e) If the Plans in the Required Aggregation Group are Top Heavy, the adjustment to the dollar limitations in a) or b) shall be 100% unless the Employer provides for the extra Minimum Allocation or Minimum Benefit as required by Section 6.4. If the Plans are Super Top Heavy, the adjustment shall be 100% in any event.

5.6 COMPENSATION means a Participant's earned income, wages, salaries, and fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions or insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances) actually paid or includable in the Participant's gross income for the Limitation Year but excluding the following:

       a) Employer Contributions to a Plan of Deferred Compensation which are not included in the Employee's gross income for the taxable year in which contributed or Employer Contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a Plan of Deferred Compensation;

       b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; c) Amounts realized from the sale, exchange or other disposition of stock required under a qualified stock option; and d) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a Salary Reduction Agreement) towards the purchase of an annuity described in IRC 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee). Compensation means the amount actually paid or includable in gross income to an Employee in a Limitation Year.

5.7 EXCESS AMOUNT means the Participant's Annual Additions for the Limitation Years that exceed the Maximum Permissible Amount.

5.8    HIGHEST AVERAGE COMPENSATION means the Average Compensation for the three
       (3) consecutive Years of Service with the Employer that produces the Highest Average.

5.9 LIMITATION YEAR is the twelve (12) consecutive month period elected in the Adoption Agreement. All Qualified Plans maintained by the Employer shall use the same Limitation Year. If the Limitation Year is amended, the new Limitation Year must begin within the Limitation Year in which the Amendment is made.

5.10 PROJECTED ANNUAL BENEFIT means the annual benefit which is the actuarial equivalent of a Straight Life Annuity or Qualified Joint and Survivor Annuity which the Participant would be entitled to under the terms of the Plan assuming the Participant continues employment until Normal Retirement Age or Attained Age if later and that Compensation for the current Limitation Year and all other relevant factors remain constant for all future Limitation Years.

                                   ARTICLE VI

                              TOP HEAVY PROVISIONS



6.1 CONFLICTING PROVISIONS The provisions of this Article are effective for Plan Years beginning after December 31, 1983 and supersede any conflicting provisions contained in the Plan, if this Plan is or ever becomes Top Heavy.

6.2 DETERMINATION DATE This is the last day of the preceding Plan Year or for the first Plan Year the last day of the first Plan Year. The Determination Period is the 5 year period ending on the Determination Date.

6.3 KEY EMPLOYEE means any present or former Employee, and the Beneficiaries of such Employee, who in the five (5) year period ending on the Determination Date, is or was, a) an officer of the Employer whose Compensation is fifty percent (50%) or more of the dollar limitation under IRC 415 (b)(1)(A), b) considered under IRC 318 to be one of the ten largest owners of the Employer if Compensation exceeds the dollar limitation of IRC 415(c)(1)(A), or c) a 5 percent owner of the Employer or d) a one percent owner of the Employer having Compensation exceeding $150,000. Annual Compensation means Compensation defined in IRC 415(c)(3) including amounts contributed by the Employer pursuant to a Salary Reduction Agreement which are excludable from the Employee's gross income under IRC 125, 402(a)(8), 402(h), or 403(b). All Employees who are not Key Employees are Non-Key Employees, including former Key Employees.

6.4 MINIMUM ALLOCATION a) Except as provided below, the Employer Contribution and Forfeitures allocated for any Non-Key Employee Participant shall not be less than the lesser of three percent of Compensation or in the case where the Employer has no Defined Benefit Plan which designates this Plan to satisfy IRC 401, the largest percentage of Compensation as limited by IRC 401(a)(17) allocated on behalf of any Key Employee for the Plan Year, including any Contribution for a Key Employee to an IRC 401(k) Plan. The Minimum Allocation is determined without regard to the Social Security tax and shall be made even though the Participant would not otherwise receive an allocation, or would receive a lesser allocation because of failure to either complete 1,000 Hours of Service or to make a Mandatory Contribution, or to make a Salary Reduction Agreement under IRC 401(k), or because Compensation is less than a stated amount, or because of a withdrawal of a mandatory contribution. b) The provision in a) does not apply to a Participant who is not an Eligible Employee on the last day of the Plan Year, or if the Participant is covered under any other Qualified Plan of the Employer provided that the Minimum Allocation or Minimum Benefit requirement of IRC 416 is met in such other Plan. If the Employer maintains a Defined Benefit Plan which with this Plan is part of the Required Aggregation Group and the Employer has not provided for the required Minimum Benefit in the Defined Benefit Plan and the adjustment to the dollar limitations of IRC 415(b)(1)(A) and (c)(1)(A) is one hundred twenty-five percent (125%), the Minimum Allocation in a) is 7.5%, or if said adjustment is one hundred percent (100%), the Minimum Allocation in
       a) is five percent (5%). Elective Deferrals and Matching Contributions shall not be taken into account for the purpose of satisfying the MINIMUM Allocation requirements.

6.5 PERMISSIVE AGGREGATION GROUP means each plan in the Required Aggregation Group, plus any other plan of the Employer which, when considered with the Required Aggregation Group, continues to satisfy the requirements of IRC 401(a)(4) and 410.

6.6 PRESENT VALUE of an Accrued Benefit in a Defined Benefit Plan is based on the interest and mortality rates specified in Section A12, of the Adoption Agreement. Account Balance is the sum of all Employer and Employee Contributions and Forfeitures, except Deductible Employee Contributions, in all Qualified Plans of the Employer, adjusted for investment gain or loss to Current Value at the last Valuation Date in the 12 month period ending on the Determination Date.

6.7 REQUIRED AGGREGATION GROUP Each Qualified Plan of the Employer in which one or more Key Employees participate at any time during the Determination Period whether or not the Plan is terminated and any other Qualified Plan of the Employer which enables such Plans to satisfy IRC 401(a)(4) or IRC 410 is part of this group.

6.8    TOP HEAVY PLAN This Plan is Top Heavy if:

       (a) the Top Heavy Ratio exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group, Permissive Aggregation Group, or

       (b) this Plan is part of any Required Aggregation Group but not part of any Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds sixty percent (60%), or

       (c) this Plan is part of any Required Aggregation Group and part of any Permissive Aggregation Group and the Top Heavy Ratio for the group of plans exceeds sixty percent (60%).

       If the Top Heavy Ratio exceeds ninety percent (90%), this Plan is Super Top Heavy.

6.9    TOP HEAVY RATIO

       (a) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plan) and the Employer has not maintained any Defined Benefit Plan which during the Determination Period has or has had Accrued Benefits, the Top Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the Account Balances of all Key Employees as of the Determination Date(s)

           (including any part of any Account Balance distributed in the Determination Period, and the denominator of which is the sum of all Account Balances (including any part of any Account Balance distributed in the Determination Period), both computed in accordance with IRC 416 and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are INCREASED to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under IRC 416 and the regulations thereunder.

       (b) If the Employer maintains one or more Defined Contribution Plans (including any Simplified Employee Pension Plans) and the Employer maintains or has maintained one or more Defined Benefit Plans which during the Determination Period has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of Account Balances under the Aggregated Defined Contribution Plan or Plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the Aggregated Defined Benefit Plan or Plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account Balances under the Aggregated Defined Contribution Plan or Plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the Defined Benefit Plan or Plans for all Participants as of the Determination Date(s), all determined in accordance with IRC 416 and the regulations thereunder. The accrued benefits under a Defined Benefit Plan in both the numerator and denominator of the Top Heavy Ratio are INCREASED for any distribution of an accrued benefit made in the Determination Period.

       (c) For purposes of (a) and (b) above the value of Account Balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in IRC 416 and the regulations thereunder for the first and second Plan Years of a Defined Benefit Plan. The Account Balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the Determination Period will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with IRC 416 and the regulations thereunder. Deductible Employee Contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating Plans, the value of Account Balances and accrued benefits will be calculated with reference to the Determination Date(s) that fall within the same Calendar Year.

       The Accrued Benefit of a Non-Key Employee shall be determined under a) the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans maintained by the Employer or b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of IRC 411(b)(1)(c).

6.10 VALUATION DATE This is the most recent Valuation Date within or ending on the Determination Date except as provided in IRC 416 and regulations thereunder for the first and second years of a Defined Benefit Plan.

6.11 MINIMUM VESTING All Accrued Benefits of an Employee who has one Hour of Service after the Plan has initially become Top Heavy will be vested in accordance with Section A.7 as elected by the Employer in the Adoption Agreement. This vesting schedule will not be reduced thereafter. This schedule applies to all benefits defined under IRC 411(a)(7) except those attributable to Employee Contributions and includes all benefits accrued before the Plan becomes Top Heavy and before the effective date of IRC 416.

                                   ARTICLE VII

                       TRANSFER TO OR FROM QUALIFIED PLANS


7.1 If elected in the Adoption Agreement and with the consent of the Plan Administrator, the Participant and the Trustee of another Qualified Plan in which the Participant has an Accrued Benefit, may direct the transfer of his Eligible Rollover in such other Qualified Plan to this Plan. The amount transferred shall be maintained under this Plan and Trust as a separate non-forfeitable Rollover Account. The Rollover Account shall be credited with its ratable share of all investment gain or loss earned under this Plan. Prior to accepting any such transfers the Plan Administrator may require that the Employee establish that the amount to be transferred to this Plan meets the requirements of Article VII, and may require that the Employee provide an opinion of legal counsel that the amount to be transferred meets the requirements of Section 7.4.

7.2 The Rollover Account may not be withdrawn by the Participant prior to the Termination Date. The Rollover Account is subject to the requirements of IRC 401(a)(11) and IRC 417 and Plan Section 3.1.

7.3 Distributees may request the Trustee transfer any portion of his Eligible Rollover under this Plan to another Eligible Plan. The Plan Administrator will direct the Trustee to effect such a transfer for the Distributees, provided that the Distributees has furnished a statement from such other Plan that is can and will accept the Eligible Rollover.

7.4 ELIGIBLE ROLLOVER means all or a portion of the Participant's Vested Account Balance excluding; any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life or life expectancy of the Distributees or the Joint Life or Joint Life expectancies of the Distributee and Designated Beneficiary or for a specified period of ten years or more; any distribution to the extent such distribution is required under IRC 401(a)(9); and the portion of any distribution that is not includable in gross income determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities.

7.5    ELIGIBLE PLAN means a Plan as described in IRC 408(a), IRC 408(b),
       IRC 403(a) or Qualified Trust described in IRC 401(a) that accepts the Distributee's Eligible Rollover. However, in the case of an Eligible Rollover to the surviving spouse, an Eligible Plan is an Individual Retirement Account or Individual Retirement Annuity.

7.6 DISTRIBUTEE includes any employee, former employee, employee's surviving spouse, or former employee's surviving spouse. The former employees spouse or former spouse who is the alternative payee under QDRO are Distributees with regard to the interest of the spouse or former spouse.

                                  ARTICLE VIII

                             EMPLOYEE CONTRIBUTIONS



If this Plan allowed Employee Contributions, or requires Matching Contribution the following Article will apply.

8.1 EMPLOYEE CONTRIBUTIONS ARE NON-FORFEITABLE All values created by Employee Contributions shall be non-forfeitable at all times and all such contributions shall provide benefits for the Participant in addition to benefits provided by Employer Contributions.

8.2 DEDUCTIBLE EMPLOYEE CONTRIBUTION (DEC) A Participant may not make a Deductible Employee Contribution after December 31, 1986. Any such contribution made prior to January 1, 1987 shall be maintained as a separate account for the Participant to be distributed at the Participant's Retirement Date. No part of the Deductible Employee Contribution will be used toward the purchase of Insurance. Prior thereto the Participant may withdraw his Deductible Employee Contribution Account by written application to the Plan Administrator who will provide written Notice to the Participant and Spouse of the income tax liability on such withdrawal and comply with all other requirements for distributions applicable hereunder.

8.3 MANDATORY EMPLOYEE CONTRIBUTION (MEC) An Employee may not be required to make a Contribution to this Plan in order to obtain benefits after October 31, 1989. Any amount that a Participant was required to contribute in order to obtain benefits from Employer Contributions prior to the date that the Plan ceases to require such contribution shall be treated as a Voluntary Employee Contribution.

8.4 SEPARATE ACCOUNTS Deductible Employee Contributions and Voluntary Employee Contributions shall be maintained as separately identified DEC Accounts or VEC Accounts for the Participant.

8.5 VOLUNTARY EMPLOYEE CONTRIBUTION (VEC) A Participant may withdraw his Voluntary Employee Contributions but not the earnings thereon, prior to his Termination Date. A VEC made after October 31, 1986 is an Addition to Account and is subject to the requirements of Plan Section 3.1.

8.6    LIMITATIONS OF EMPLOYEE CONTRIBUTIONS AND MATCHING CONTRIBUTIONS
       Employee Contributions including VECs and Matching Contributions must meet the non-discrimination requirements of IRC 401(a)(4), and the Average Contribution Percentage (hereinafter ACP) test of IRC 401(m). If Employee Contributions or Matching Contributions are made in conjunction with a CODA, then the ACP test is in addition to the ADP test under IRC 401(k). Qualified Matching Contributions and Qualified Non-Elective Contributions used to satisfy the ADP test may not be used to satisfy the ACP test.

       a. The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

       b. The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

8.7 MULTIPLE USE If one or more Highly Compensated Employees participate in both a CODA and a Plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a CODA will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed
       1.25 multiplied by the ADP and ACP of the Non-Highly Compensated
       Employees.

       The Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more Plans described in IRC 401(a), or arrangements described in IRC 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same Calendar Year shall be treated as a single arrangement.

       In the event that this Plan satisfies the requirements of IRC 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentage of Employees as if all such Plans were a single Plan. For Plan Years beginning after December 31, 1989, Plans may be aggregated in order to satisfy IRC 401(m), only if they have the same Plan Year.

       For purposes of determining the Contribution Percentage of a Participant who is a five (5) percent owner or one of the ten most Highly-Paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participant shall include the Contribution Percentage Amounts and Compensation for the Plan Year of Family Members (as defined in IRC 414(q)(6). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

       For purposes of determining the Contribution Percentage Test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the Trust. Matching Contributions and Qualified Non-Elective Contributions will be considered made for a Plan Year if made no later than the end of the twelve month period beginning on the day after the close of the Plan Year.

       The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

       The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

       DEFINITIONS:

       "Aggregate Limit" shall mean the sum of (i) 125 percent of the greater of the ADP of the Non-Highly Compensated Employees for the Plan Year or the ACP of Non-Highly Compensated Employees under the plan subject to IRC 401(m) for the Plan Year beginning with or within the Plan Year of the CODA and (ii) the lesser of 200% or two plus the lesser of such ADP or ACP "lesser" is substituted for "greater" in "(i)" above, and "greater" is substituted for "lesser" after "two plus the" in "(ii)" if it would result in a larger aggregate limit.

       "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

       "Contribution Percentage" shall mean the ratio (expressed as a percentage) of the Participant's Contribution Percentage Amounts to the Participant's Compensation for the Plan Year following such Participant's Entry Date.

       "Contribution Percentage Amounts: shall mean the sum of the Employee Contributions, Matching Contributions, and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's account which shall be taken into account in the year in which such forfeiture is allocated. The Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

       "Eligible Participant" shall mean any Employee who is eligible to make an Employee Contribution, or an Elective Deferral (if the Employer takes such Contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

       "Employee Contribution" shall mean any contribution made to the plan by or on behalf of a Participant that is included in the Participant's gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

       "Matching Contribution" shall mean an Employer contribution made to this or any other Defined Contribution Plan on behalf of a Participant on account of an Employee Contribution made by such Participant, or on account of a Participant's Elective Deferral, under a plan maintained by the Employer.

8.8.   DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

       a. Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of IRC 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as annual additions under the Plan.

       b. DETERMINATION OF INCOME OR LOSS Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Non-Elective Contribution Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

       c. FORFEITURES OF EXCESS AGGREGATE CONTRIBUTIONS: Forfeitures of Excess Aggregate Contributions shall be applied to reduce Employer Contributions but to the extent the excess exceeds the Employer Contributions or the Employer has already contributed for such Years, to the Matching Contribution Account of each Non-Highly Compensated Participant who made Elective Deferrals in the ratio which each such Participant's Compensation bear to total Compensation of all such Participants.

       d. ACCOUNTING FOR EXCESS AGGREGATE CONTRIBUTIONS Excess Aggregate Contributions shall be forfeited, if forfeitable or distributed on a pro-rata basis from the Participant's Employee Contribution account, Matching Contribution account, and Qualified Matching Contribution account (and, if applicable, the Participant's Qualified Non-Elective Contribution account or Elective Deferral account, or both).

       e.  DEFINITIONS:

           "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

           The Aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

           Such Determination shall be made after first determining Excess Elective Deferrals under Section 9.3 and then determining Excess Contributions pursuant to Section 9.2.

                                   ARTICLE IX

If this Plan allows for Elective Deferrals the following Article shall apply.


9.1    ACTUAL DEFERRAL PERCENTAGE TEST (IRC 401(a)(4) AND 401(k)(3))

       Elective Deferrals must meet the non-discrimination requirements of IRC 401(a)(4) and 401(k)(3) of the Code.

       The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

       1. The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

       2. The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

       The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in IRC 401(k) that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Non-Elective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same Calendar Year shall be treated as a single arrangement.

       In the event that this Plan satisfies the requirements of IRC 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other Plans, or if one or more other Plans satisfy the requirements of such IRC Sections only if aggregated with this Plan, then this Section shall be applied by determining the ADP of Employees as if all such Plans were a single Plan. For Plan Years beginning after December 31, 1989, Plans may be aggregated in order to satisfy IRC 401(k) only if they have the same Plan Year.

       For purposes of determining the ADP of a Participant who is a five (5) percent owner or one of the ten (10) most highly-paid Highly Compensated Employees, the Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) and Compensation of such Participant shall include the Elective Deferrals (and, if applicable, Qualified Non-Elective Contributions and Qualified Matching Contributions, or both) and Compensation for the Plan Year of Family Members as defined in IRC 414(q)(6). Family Members, with respect to such Highly Compensated Employees, shall be disregarded as separate Employees in determining the ADP both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.

       For purposes of the ADP test, Elective Deferrals, Qualified Non-Elective Contributions and Qualified Matching Contributions must be made before the last day of the twelve-month period immediately following the Plan Year to which Contributions relate.

       The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such test.

       The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

       3.  DEFINITIONS:

           Actual Deferral Percentage means for the specified group for any Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of Employer Contributions actually paid over to the Trust on behalf of such Participant for the Plan Year to (2) the Participant's Compensation for such Plan Year following such Participant's Entry Date. Employer Contributions on behalf of any Participant include: (1) Elective Deferrals made pursuant to the Participant's Deferral Election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-Elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made. Qualified Matching Contributions and Qualified Non-Elective Contributions may be taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages under this Plan or any other Plan of the Employer, as provided by IRC regulations 1.40(m)-l(b)2 and 1.401k-l(b)(3).

           The amount of Qualified Matching Contributions taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentage, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Matching Contributions that are needed to meet the Actual Deferral Percentage test.

           The amount of Qualified Non-Elective Contributions taken into account as Elective Deferrals for purposes of calculating the Actual Deferral Percentages, subject to such other requirements as may be prescribed by the Secretary of the Treasury, shall be such Qualified Non-Elective Contributions that are needed to meet the Actual Deferral Percentage test.

           Qualified Matching Contributions means Matching Contributions which are subject to the distribution and non-forfeit ability requirements of IRC 401(k) when made.

           Qualified Non-Elective Contributions means Employer Contributions other than Matching Contribution or Qualified Matching Contributions allocated to Participant Accounts that the Participant may not elect to receive in cash until distributed from the Plan in accordance with the distribution provisions applicable to Elective Deferrals and Qualified Matching Contributions and that are non-forfeitable when made.

           Earnings and losses of the Trust will be allocated to each Account in the ratio that such account balance bears to all account balances.

9.2    DISTRIBUTION OF EXCESS CONTRIBUTIONS (IRC 401(k)(8) AND 4979)

       Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such Employees. Excess Contributions shall be allocated to Participants who are subject to the Family Member Aggregation Rules of IRC 414(q)(6) in the manner prescribed by the regulations.

       Excess Contributions shall be treated as annual additions under the Plan.

       DETERMINATION OF INCOME OR LOSS Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions is the income or loss allocable to the Participant's Elective Deferral Account (and, if applicable, the Qualified Non-Elective Contribution Account or the Qualified Matching Contributions Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator is the Participant's Account balance attributable to Elective Deferrals (and Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, if any of such Contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year.

       ACCOUNTING FOR EXCESS CONTRIBUTIONS Excess Contributions shall be distributed from the Participant's Elective Deferral Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant's Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant's Qualified Non-Elective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant's Elective Deferral Account and Qualified Matching Contribution Account.

       DEFINITION:

       "Excess Contributions" means with respect to any Plan Year, the excess of:

          The Aggregate Amount of Employer Contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over the maximum amount of such Contributions permitted by the ADP test (determined by reducing Contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

9.3    DISTRIBUTION OF EXCESS ELECTIVE DEFERRALS (IRC 402(g))

       A Participant may assign to this Plan any Excess Elective Deferrals made during his taxable year by notifying the Plan Administrator on or before the date specified in the Adoption Agreement of the amount of the Excess Elective Deferrals to be assigned to the Plan.

       Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

       The Employer may make a special Non-Elective Contribution to be allocated in the ratio that each Non-Highly Compensated Participant's Compensation bears to the total Compensation of all Non-Highly Compensated Participants that are sufficient to satisfy either the Actual Deferral Percentage Test or the Average Contribution Percentage Test, or both, pursuant to regulations under the Code. Such Contribution shall be 100% vested at all times and be a Qualified Non-Elective Contribution.

       DEFINITIONS:

       "Elective Deferrals" means any Employer Contributions made to the Plan at the election of the Participant, in lieu of cash Compensation, and includes Contributions made pursuant to a Salary Reduction Agreement or other deferral mechanism. With respect to any taxable year, a Participant's Elective Deferral is the sum of all Employer Contributions made on behalf of such Participant pursuant to an Election to defer under any qualified CODA as described in IRC 401(k), any simplified Employee pension cash or deferred arrangement as described in IRC 402(h)(1)(B), any eligible Deferred Compensation Plan under IRC 457, any Plan as described under IRC 501(c)(18), and any Employer Contributions made on the behalf of a Participant for the purchase of an Annuity Contract under IRC 403(b) pursuant to a Salary Reduction Agreement. Elective Deferrals shall not include any deferrals distributed under 9.3.

       "Excess Elective Deferrals" means those Elective Deferrals that are includible in a Participant's gross income under IRC 402(g) to the extent such Participant's Elective Deferrals for a taxable year exceed the dollar limitation under such Code Section. Excess Elective Deferrals shall be treated as Annual Additions unless distributed no later then the first April 15, following the Participant's taxable year.

       Excess Elective Deferrals distributed after April 15 are includible in the Participant's gross income in both the taxable year in which deferred and the taxable year in which distributed.

       DETERMINATION OF INCOME OR LOSS: Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant's Excess Elective Deferrals for the year and the denominator is the Participant's Account Balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year.

       Participants who claim Excess Elective Deferrals for the preceding taxable year must submit their claims in writing to the Plan Administrator by March 15.

9.4 ELECTIVE DEFERRAL ACCOUNTS, QUALIFIED NON-ELECTIVE ACCOUNTS OR QUALIFIED MATCHING CONTRIBUTION ACCOUNTS shall not be distributed prior to the earlier of a) Termination Date, b) Death, c) Disability, d) Termination of the Plan without establishment of another Defined Contribution Plan,
       e) attainment of Age 59 1/2 or f) disposition by a corporation to, i) an unrelated corporation of substantially all the assets as defined in IRC 409(d)(2) used in a trade or business of such corporation or ii) an unrelated subsidiary as defined in IRC 409(d)(3), if such entity continues to maintain the Plan, but only with respect to Employees who continue employment with such entity. All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the consent requirements of IRC 401(a)(11) and IRC 417.

                                    ARTICLE X
                              HARDSHIP DISTRIBUTION


10.1 HARDSHIP DISTRIBUTION If the Adoption Agreement so provides, Distribution of Elective Deferrals (and earnings thereon accrued as of December 31, 1988) may be made to a Participant in the event of hardship. For the purposes of this section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship Distributions are subject to the spousal consent requirements contained in IRC 401(a)(11) and 417.

       1. The following are the only financial needs considered immediate and heavy: funeral expenses of an immediate family member, deductible medical expenses (within the meaning of IRC 213(d)) of the Employee, the Employee's spouse, children, or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition for the next quarter or semester, post-secondary education for the Employee, the Employee's spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee's principal residence, including any federal, state, or local taxes or penalties reasonably expected to result from the distribution.

       2. A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

          a) The Employee has obtained all distributions, other than Hardship Distributions, and all non taxable loans under all Plans maintained by the Employer;

          b) All Plans maintained by the Employer provide that the Employee's Elective Deferrals (and Employee Contributions) will be suspended for twelve months after the receipt of the Hardship Distribution;

          c) The distribution is not in excess of the amount of an immediate and heavy financial need; and

          d) All Plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee's taxable year immediately following the taxable year of the Hardship Distribution in excess of the applicable limit under IRC 402(g) for such taxable year less the amount of such Employee's Elective Deferrals for the taxable year of the Hardship Distribution.

                                   ARTICLE XI
                                      LOANS

11.1 If the Adoption Agreement so provides and subject to a Participant's Election, the Plan Administrator may direct the Trustee to make a Loan to the Participant. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees. If the Participant is married, the Loan application must be made in the form of a Qualified Election in which the Spouse must give written consent to the Participant's request for the Loan within the ninety (90) day period before the time that the Participant's vested interest is used as security for the Loan. A new Qualified Election and spousal consent shall be obtained if such vested interest is added to increase the amount of Loan security. Such consent shall be deemed to meet the consent requirement for any subsequent spouse.

       No Loan will be made to any Owner-Employee or Shareholder-Employee who is an employee or officer of an electing small business corporation who owns (or is considered as owning within the meaning of IRC 318(a)(1)), on any day during the taxable year of such corporation, more than five (5) percent of the outstanding stock of the corporation.

11.2 Loans shall be adequately secured by the Participant's Vested Account Balance, and shall bear a reasonable rate of interest and shall require repayment of principal interest in level payments not less frequently then quarterly over a period not later than five (5) years from the date the Loan is made. Reasonable interest means the rate that a credit union or savings bank would charge if it were to make the same Loan to the Participant.

11.3 The outstanding balance of all Loans to a Participant under all Plans of the Employer, shall not exceed the lesser of $50,000 reduced by the highest outstanding balance of all Loans during the twelve (12) month period preceding the date of the new Loan over the total of all outstanding loans as of the day the Loan is granted, or the greater of fifty percent (50%) of the Vested Account Balance, or $10,000.

11.4 A Loan may not be granted to a Participant who has a withdrawable balance in a Voluntary Employee Contribution Account under any plan of the Employer, If a Participant fails to repay the Loan as required, the Plan Administrator shall take action to collect the outstanding principal and interest due, and if such amount is not recoverable from the Participant it shall be treated as a distribution described in IRC 71(p)(1)(A). However, the Plan Administrator will take no action which would disqualify the Plan under IRC 401(a) or to effect the repayment of a Loan until a distributable event occurs.

11.5 A Loan shall be an Earmarked Investment of the Participant's Account and all investment gain or loss or expense of such Earmarked Investment will be credited or debited to the Participant's Account. Loans are subject to the approval of the Plan Administrator who may adopt additional rules and regulations pertaining to Loans.

                                   ARTICLE XII

                                      TRUST


12.1 The Trustee or Trustees appointed hereunder have the responsibility, duty and obligation to receive and hold all contributions, manage all assets, subject to the direction of any Investment Manager appointed as to all or a portion of such assets, and pay benefits in accordance with the Plan and written directions of the Plan Administrator. The Trustee may employ a bank whose duties shall be custodial, clerical, and record-keeping nature.

12.2 The Trustee shall invest the Trust Fund, without distinction between principal and income, in such securities or property, real or personal, wherever situated as it shall deem advisable, including, but not limited to, stocks, bonds, and other evidences of debt or ownership, and real estate or any interest therein. The Trustee shall consider, among other factors, the short and long-term financial needs of the Plan based on information furnished by the Plan Administrator. The Trustee shall give due regard to any limitations imposed by the IRC or ERISA so that the Plan may be a Qualified Plan and Trust. The Trustee may transfer to a common or pooled Trust Fund maintained by a corporate Trustee all or part of the Trust assets which shall then be subject to the terms and provisions of such common or pooled Trust Fund. The Trustee may withdraw from such common or pooled trust fund any Trust assets as it deems advisable.

12.3 The Trustee may pool all or part of the assets with any other Trust exempt under IRC 501(a) and may commingle such assets and make joint or common investments and carry joint accounts on behalf of this Trust and such other trust(s), allocating undivided shares or interest in the pooled assets of the two or more trusts in accordance with their respective interests. The Trustee may exercise all rights and privileges, not specifically mentioned herein, as it deems necessary to carry out the purpose of the Plan. The provisions of any such Trust Agreement shall be deemed as part of this Trust Agreement with respect to any such investment or reinvestment.

12.4 If the Plan Administrator has so empowered the Participants, they may direct the Trustee as to the investment of their Account(s) as defined in the Plan. Such direction shall be in writing on such forms as the Trustee shall require and the Trustee shall follow the Participant's direction at all times, subject to any Plan restrictions on the payment of life insurance premiums. The Trustee shall not be responsible for the Participant's Election to Earmark or direct the investment of his Account(s), nor shall the Trustee be responsible for any loss or expense incurred as a result of a compliance with a Participant's Election to Earmark his Account. The Trustee may refuse to comply with a Participant's directions if it deems the investment improper by virtue of applicable law. Any costs of complying with the Participant's direction shall be borne by his Account.

12.5 The Trustee shall be paid reasonable compensation. Any individual serving as Trustee who receives full-time pay from the Employer shall not receive compensation from this Plan. The Trustee shall be reimbursed for reasonable expenses, including counsel fees incurred as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid by the Employer. All taxes of any kind that may be levied or assessed upon, or in respect of the Trust Fund or the income thereof, shall be paid from the Trust Fund.

12.6 Within sixty (60) days after the end of the Trust Year the Trustee shall furnish to the Plan Administrator a written statement of account with respect to such Year setting forth the net income, or loss, and losses realized upon sales or other disposition of assets, the increase, or decrease in asset values, distributions made to or for Participants and such further information as the Trustee or Plan Administrator requires.

12.7 The Trustee may resign at any time by giving thirty (30) days written notice to the Employer. The Employers may remove the Trustee by written notice at least thirty (30) days before its effective date. Upon the death, resignation, incapacity, or removal of any Trustee, a successor will be appointed by the Employer, and such successor shall be vested with all the estate, rights, powers, and duties as if he were originally named as a Trustee. Until such a successor is appointed, the remaining Trustees shall have full authority to act under the terms of this Agreement.

12.8 The Trustees may appoint an Investment Manager or Managers to manage part or all the assets of the Plan. No Trustee shall be under any obligation to invest or otherwise manage assets of the Plan subject to the Management of such Investment Manager. An Investment Manager shall mean any person who:

       1) has the power to manage, acquire or dispose of any assets, and

       2) has acknowledged in writing that he is a fiduciary with respect to the Plan, and

       3) is either: a) registered as an Investment Advisor under the Investment Advisors Act of 1940; b) a bank as defined in that act; or c) an Insurance Company qualified to perform services under item 1) above, under the laws of more than one State.

                 SAVINGS BANKS EMPLOYEES RETIREMENT ASSOCIATION


                                  401(k) PLAN
                       WITH CASH OR DEFERRED ARRANGEMENT
                               ADOPTION AGREEMENT



The undersigned Employer adopts this Plan and Trust for the exclusive benefit of its eligible employees and beneficiaries to provide retirement and pre-retirement benefits.

The Plan shall operate in accordance with the Basic Plan Document and the Adoption Agreement provisions as elected.


    PLAN AND TRUST NAME:               SBERA 401(k) PLAN AS ADOPTED BY MEDFORD SAVINGS BANK
                                                                      ---------------------

    EMPLOYER NAME:                     MEDFORD SAVINGS BANK
                                       ------------------------------------------------
    BUSINESS STARTED:                  1869
                                       ------------------------------------------------
    FEDERAL IDENTIFICATION NUMBER:     04-1609330
                                       ------------------------------------------------
    PLAN TRUSTEE(S):                   Savings Banks Employees Retirement Association
                                       ------------------------------------------------

    PLAN ADMINISTRATOR:                Thomas Forese, Jr.
                                       ------------------------------------------------

A1.  a) INITIAL EFFECTIVE DATE OF PLAN:              November 1, 1994
                                                     ------------------------------------------------
     b) RESTATED AS OF:                              ________________________________________________

A2:     The plan Year is a 12 month period ending on               October 31
                                                     ------------------------------------------------

        The Limitation Year is The Plan Year.

        The Valuation Date is the last day of the Plan Year.

A3.  COMPENSATION means:

      X  a) reported W-2 earnings
     ----
     ____b) Compensation as defined in IRC 415(c)(3)
              [Elect a) or b)]

     ____c) Compensation as defined in a) or b) shall exclude bonuses

     ____d) for a highly Compensated Employee Compensation as defined in a) or b) shall exclude

            i) ____ Compensation in excess of $___________________________________

            ii)____ Compensation in excess of $___________________________________ which is paid as commission

         e) Amounts contributed pursuant to a Salary Reduction Agreement and which is not included in the Participant's gross income under IRC 125, 402(a)(8), 401(h) or (403(b) shall be

             X  included in Compensation
            ---

            --- not included in Compensation

            Compensation as elected means Compensation which is actually paid to a Participant during the Plan Year and earned from the Participant's Entry Date.


K-17 (11-94)                                      -AA1-




A4.  DATES:

     a) NORMAL RETIREMENT AGE is 65:

     b) EARLY RETIREMENT AGE is 59 1/2:

A5:  ELIGIBILITY

     a) An Employee covered by a collective bargaining agreement for which retirement benefits have been the subject of good faith bargaining is

        i)      an Eligible Employee
           ----
        ii) X   not an Eligible Employee
           ---- (Elect i) or ii)]

     b) _____ A Commissioned Employee shall not be an Eligible Employee

     c) Participation will commence upon attaining

        i)  X   Age  21  [Maximum 21]
           ----     ----
        ii) X   and has completed 1 Years of Service
           ---- [Enter 0 or 1]

A6.  ENTRY DATE: shall be the first day of the month that eligibility requirement is satisfied.

A7.  VESTING

     An Employer provided Account subject to vesting shall be non forfeitable at Normal Retirement Age and before then

      X  a)  100% upon the completion of 1  Years of Service [Enter 0, 1, 2 or 3]
     ----
     ____b)  vest according to the following schedule:

             less than 2 Years of Service            0%
             2  Years of Service                    20%
             3  Years of Service                    40%
             4  Years of Service                    60%
             5  Years of Service                    80%
             6 or more  Years of Service           100%
             [Elect a) or b]

     N/A c)  Years of Service prior to the Initial Effective Date of this Plan will not be taken into account for purposes of Vesting. [N/A if all Service credited].

A8.  DISTRIBUTION

     A terminated Employee may elect to receive his/her Vested Account Value on his/her Termination Date.

     Any Distribution shall be subject to the requirements of Article III of the Basic Plan Document and
     IRC 417.

A9.  FORFEITURES shall



      X  a) reduce Employer Contribution
     ----

     ____b) be reallocated in accordance with A14(b)
            [Elect a) or b)]



                                                  -AA2-

A10. INTEGRATION LEVEL is not applicable.

A11. ELECTIVE DEFERRALS

     A Participant may direct the Employees to make contributions to the Plan pursuant to a Salary
     Reduction Agreement effective coincident with or next following the Employee's payroll period.

     Elective Deferrals shall be 100% non-forfeitable at all times. The Salary Reduction Agreement shall not be retroactive. A Participant may change or terminate his Salary Reduction Agreement at any time.

     The maximum Elective Deferral shall not exceed the lessor of the Dollar Limitation under
     IRC 402(g) in effect for the Calendar Year in which the Taxable Year begins or 15% of the
     Participant's Annual Compensation (maximum 15%).

A12. TOP HEAVY ELECTION

     If the Employer maintains a Defined Benefit or another Defined Contribution Plan and the Plans are or become Top Heavy the minimum benefits required under Article VI. will be provided under

     ____a)  this Plan

      X  b)  the other Plan
     ----    [Elect a) or b)]

     For the purposes of determining the Top Heavy ratio under a Defined Benefit Plan the Present
     Value of Benefits shall be based on

      X  c)    7% interest rate and
     ----    -----

      X  d)   1971 1AM 3 year Setback for males Mortality Table.
     ----    -----------------------------------

A13. EMPLOYER MATCHING CONTRIBUTIONS

     a) The Employer Matching Contribution will be allocated to each Participant

        i)   X     who has completed a Year of Service in the Plan Year
            -----
        ii) _____  who is employed on the Anniversary Date
        iii)_____  regardless of Service

     b) The Employer Matching Contribution shall be

        i)   X     discretionary each year and allocated proportionate to the Elective Deferral of
            -----  each Participant.

        ii) _____  _______% of the Participants Elective Deferral up to the lessor of

                   _______1)    $___________ or
                   _______2)    ____________% of the Participants Annual Compensation

     c) The Employer Matching Contribution will

        i)   X     be 100% vested at all times and be a Qualified Matching Contribution.
            -----
        iii)_____  Vest in accordance with the vesting schedule elected in A7 and not be a Qualified
                   Matching Contribution
                   [Elect i) or ii)]

A14. NON ELECTIVE CONTRIBUTION AND ALLOCATION

     a) The Employer _____ may or  X  may not make a Non Elective Contribution. Any Non Elective
                                  ---
        Contribution will be allocated to each Participant who


                                                  -AA3-


                                 [Form S-8 for
                               SBERA 401(k) Plan]



             C
     i)  X   has completed one Year of Service in the Plan Year.
        ----
     ii)____ is employed on the Anniversary Date.
             [Elect i) or ii)]

     b) The Non Elective Contribution, and if A9.b) is elected, forfeitures will be allocated to provide any minimum allocation required under Article VI. and any remaining Contribution shall be allocated to each Participant Key Employee in the same percentage as provided to Participating Non
        Key Employees under Article VI. and any remaining contribution shall be allocated in the ratio that each Participants Compensation bears to the Compensation of all Participants.

        The Non Elective Contribution, if any, shall vest in accordance with Section A7. hereof.

A15. ROLLOVER CONTRIBUTIONS

     a)____ are not permitted

     b) X   are permitted as provided in Article VII.
       ---- [Elect a) or b)]

A16. HARDSHIP DISTRIBUTIONS

     a)____ are not permitted

     b) X   are permitted as provided in Article X.
       ---- [Elect a) or b)]

A17. LOANS

     a)____ are not permitted

     b) X   are permitted as provided in Article XI.
       ---- [Elect a) or b)]

     CONTROLLING STATE LAW. The laws of Massachusetts shall control this plan, except as preempted by
                                        -------------
     Federal Law.

     ADOPTION.

     A. An employer who adopts this Plan may obtain reliance that this Plan is qualified under
        IRC 401 by requesting a determination letter from the appropriate Key District Director of
        Internal Revenue.

     B. The Employer hereby adopts this Plan and Trust by its execution of this Adoption Agreement and agrees to be bound by its terms. The Employer agrees to the adoption of the Plan by the
        Participating Employers set forth hereof.

     C. This Adoption Agreement may only be used in conjunction with the Defined Contribution Basic Plan document #01.

This Plan is adopted by      X MEDFORD SAVINGS BANK               on     X Nov. 1, 1994           (Date)
                        ------------------------------------------    ---------------------------

BY:  X /s/ Jane N. Griffin                 for the Employer              X                       (Date)
    ---------------------------------------                           ---------------------------

BY:                                         accepted by Trustee                                   (Date)
    ---------------------------------------                           ---------------------------

Employer Address: X 29 High St., Medford, MA 02155
                  ----------------------------------

                  X
                  ----------------------------------



                                                  -AA4-